Exhibit 10.2

JPMorgan Chase Bank, National Association

London Branch

25 Bank Street

Canary Wharf

London E14 5JP

England

February 23, 2015

To:                             AMAG Pharmaceuticals, Inc.

1100 Winter Street

Waltham, Massachusetts 02451

Attention:                                         Mr. Frank E. Thomas: Executive Vice President, Chief Operating Officer

Telephone No.:             (617) 498-3377

Facsimile No.:                   (617) 588-0475

Re:                             Amendment to Warrants Transactions

This letter agreement (this “Amendment”) amends the terms and conditions of the transactions (the “Transactions”) evidenced by (i) the letter agreement re: Base Warrants between JPMorgan Chase Bank, National Association, London Branch (“Dealer”) and AMAG Pharmaceuticals, Inc. (“Company”) dated as of February 11, 2014 (as amended or modified prior to the date hereof, the “Base Confirmation”), and (ii) the letter agreement re: Additional Warrants between Dealer and Company dated as of February 13, 2014 (as amended or modified prior to the date hereof, the “Additional Confirmation” and together with the Base Confirmation, the “Confirmations”).

1.                                      Definitions.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmations.

2.                                      Representations and Warranties.  Each party represents to the other party that:

(a)                                 it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation;

(b)                                 it has the power to execute and deliver, and perform its obligations under, this Amendment, and has taken all necessary action to authorize such execution, delivery and performance;

(c)                                  such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)                                 all governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)                                  its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43240

Registered as a branch in England & Wales branch No. BR000746

Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP

Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.

Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct

Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

(f)                                   each of it and its affiliates is not in possession of any material nonpublic information regarding Company or its common stock.

3.                                      Amendments.

(a)                                 Section 9(p)(i) in each of the Confirmations is hereby amended and restated as follows:

Notwithstanding any other provision of this Confirmation, the Agreement or the Equity Definitions, in no event will Company at any time be required to deliver a number of Shares greater than the Maximum Number of Shares to Dealer in connection with the Transaction, subject to the provisions regarding Deficit Shares in Section 9(p)(ii).  The “Maximum Number of Shares” shall be (x) prior to the Share Reservation Date (if any), 1.32 times the product of the Number of Warrants and the Warrant Entitlement, and (y) on and after the Share Reservation Date (if any), two times the product of the Number of Warrants and the Warrant Entitlement.  The “Share Reservation Date” (if any) shall be the first date on which Company has (x) held a meeting of its stockholders and obtained the requisite stockholder approvals for an amendment to the Restated Certificate of Incorporation of Company to increase the number of authorized and unissued Shares, or otherwise made available for this Transaction additional authorized and unissued shares, such that Company can reserve for issuance upon exercise and settlement or termination of the Transaction by all required corporate action of Company, a number of Shares equal to two times the product of the Number of Warrants and the Warrant Entitlement (the “Transaction Reservation Number”), and (y) reserved for issuance upon exercise and settlement or termination of the Transaction, by all required corporate action of Company, a number of Shares equal to the Transaction Reservation Number.  Promptly following the Share Reservation Date, Company shall notify Dealer in writing that the Share Reservation Date has occurred.

(b)                                 A new Section 9(h)(ii)(F) shall be added to each of the Confirmations which shall read as follows:

On any day during the period from and including the date hereof, to and including the earlier of (x) the final Expiration Date and (y) the Share Reservation Date (if any), (I) the Notional Unwind Shares (as defined below) as of such day exceeds a number of Shares equal to 60% of the Maximum Number of Shares, or (II) Company makes a public announcement of any transaction or event that, in the reasonable opinion of Dealer would, upon consummation of such transaction or upon the occurrence of such event, as applicable, and after giving effect to any applicable adjustments hereunder, cause the Notional Unwind Shares immediately following the consummation of such transaction or the occurrence of such event to exceed a number of Shares equal to 60% of the Maximum Number of Shares.  The “Notional Unwind Shares” as of any day is a number of Shares equal to (1) the amount that would be payable pursuant to Section 6 of the Agreement (determined as of such day as if an Early Termination Date had been designated in respect of the Transaction and as if the Company were the sole Affected Party and the Transaction were the sole Affected Transaction), divided by (2) the Settlement Price (determined as if such day were a Valuation Date).

4.                                      No Other Changes.  Except as expressly set forth herein, all of the terms and conditions of the Confirmations shall remain in full force and effect.

5.                                      No Reliance.  Each of Company and Dealer hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Amendment, that it has not relied on the other party or such other party’s affiliates in any respect in connection therewith, and that it will not hold the other party or such other party’s affiliates accountable for any such consequences.

6.                                      Role of Agent.  Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, an affiliate of Dealer (“JPMS”), has acted solely as agent and not as principal with respect to this Amendment and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Amendment. Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under this Amendment.

7.                                      Counterparts.   This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

8.                                      Governing Law.  The provisions of this Amendment shall be governed by the laws of the State of New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to J.P. Morgan Securities LLC, 383 Madison Ave, New York, NY 10179, and by email to EDG_Notices@jpmorgan.com and EDG_NY_Corporate_Sales_Support@jpmorgan.com.

Very truly yours,

J.P. Morgan Securities LLC, as agent for
JPMorgan Chase Bank, National Association

By:
Authorized Signatory
Name:

Accepted and confirmed
as of the date set forth above:

AMAG Pharmaceuticals, Inc.

By:
Authorized Signatory
Name:

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43240

Registered as a branch in England & Wales branch No. BR000746

Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP

Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.

Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct

Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

[Signature Page to Amendment to Warrant Confirmation]